Exhibit 69


                            INTERSTATE POWER COMPANY
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                               SEPTEMBER 30, 1998
                                 (in thousands)



ASSETS
------

PROPERTY, PLANT AND EQUIPMENT:
  Utility -
    Plant in service -
      Electric                                                  $ 884,062
      Gas                                                          70,941
      Common                                                           51
                                                                ---------
                                                                  955,054
    Less - Accumulated depreciation                               474,460
                                                                ---------
                                                                  480,594
    Construction work in progress                                  11,516
                                                                ---------
                                                                  492,110
  Other property, plant and equipment, net                            150
                                                                ---------
                                                                  492,260
                                                                ---------


CURRENT ASSETS:
  Cash and temporary cash investments                              (4,056)
  Accounts receivable:
    Customer, less allowance for doubtful accounts of $200         31,602
    Associated companies                                              610
    Other, less allowance for doubtful accounts of $5                 248
  Production fuel, at average cost                                 17,534
  Materials and supplies, at average cost                           6,619
  Gas stored underground, at average cost                           3,527
  Regulatory assets                                                 3,280
  Prepayments and other                                             2,306
                                                                ---------
                                                                   61,670
                                                                ---------
INVESTMENTS:
  Other                                                             5,934
                                                                ---------
                                                                    5,934
                                                                ---------
OTHER ASSETS:
  Regulatory assets                                                60,417
  Deferred charges and other                                        7,148
                                                                ---------
                                                                   67,565
                                                                ---------
                                                                $ 627,429
                                                                =========

                            INTERSTATE POWER COMPANY
               CONSOLIDATED BALANCE SHEETS (CONTINUED) (UNAUDITED)
                               SEPTEMBER 30, 1998
                      (in thousands, except share amounts)


CAPITALIZATION AND LIABILITIES
------------------------------

CAPITALIZATION:
   Common stock - par value $3.50 per share -              $  34,221
     authorized 30,000,000 shares; 9,777,432
     shares outstanding
   Additional paid - in capital                              108,814
   Retained earnings                                          81,460
   Accumulated other comprehensive income                       (636)
                                                           ---------
     Total common equity                                     223,859
                                                           ---------
   Subsidiary preferred stock, cumulative,
     par value $50 per share - authorized
     2,000,000 shares:
     Not mandatorily redeemable -                             10,819
        216,381 shares outstanding
     Mandatorily redeemable-545,000 shares                    27,250
        outstanding; $53.20 redemption price
     Less:  unamortized expenses                              (2,887)
   Long-term debt (excluding current portion)                164,807
                                                           ---------
                                                             423,848
                                                           ---------

CURRENT LIABILITIES:
   Current maturities and sinking funds                        6,300
   Notes payable to associated companies                       7,483
   Capital lease obligations                                      14
   Accounts payable                                            7,267
   Accounts payable to associated companies                   10,705
   Accrued pay roll and vacations                                738
   Accrued interest                                            3,821
   Accrued taxes                                              23,703
   Environmental liabilities                                   4,860
   Other                                                      10,994
                                                           ---------
                                                              75,885
                                                           ---------

OTHER LONG-TERM LIABILITIES AND DEFERRED CREDITS:
   Accumulated deferred income taxes                          89,898
   Accumulated deferred investment tax credits                15,214
   Pension and other benefit obligations                      14,887
   Environmental liabilities                                   1,534
   Capital lease obligations                                      78
   Other                                                       6,085
                                                           ---------
                                                             127,696
                                                           ---------

                                                           $ 627,429
                                                           =========